FOR IMMEDIATE RELEASE:
Thursday September 22, 2005

Jupiter Global Holdings, Corp. Announces Closing of Acquisition of Macro Communications, Inc.

LAS VEGAS, NV - Thursday September 22, 2005 --- Jupiter Global Holdings, Corp. (“JUPITER” or the “Company”) (OTC: JPHC) today proudly announces it has closed its acquisition of Macro Communications, Inc. (“Macro”) a US based telecom services company that is generating approximately $12 Million in annual revenues.

The closing of this acquisition is a significant achievement for JUPITER.  The Company will now proceed to work diligently to grow its business to build on the revenues that Macro will bring to the income statement of JUPITER.

Macro Communications, Inc. (“Macro”) is a facilities based telecom applications service provider located in Atlanta, Georgia. Their lines of businesses include; Prepaid Calling Card Platforms, VoIP Connectivity, International Gateway And Arbitrage Services, Enhance IVR Solutions, Co-Location Services And Universal Point Of Sale Activation Services.

The Company is eager to show its shareholders the financial statements of Macro. JUPITER will shortly file Macro’s audited financial statements within the required timeframe.

Ray Hawkins, CEO of JUPITER, commented, “Closing of this acquisition is a major milestone for JUPITER. Our current and prospective shareholders should be encouraged by this closing and should continue their long term approach when it comes to their holdings in the Company. We feel strongly that our current strategy should bring our shareholders increased value over time.”

ABOUT JUPITER GLOBAL HOLDINGS, CORP.

JUPITER Global Holdings, Corp. is a holding company with interests and developments in a diverse number of growing industries such as the VoIP telecom industry, promotional marketing industry and entertainment industry. JUPITER plans to achieve a leadership position through the building of a synergistic network of innovative, profitable and global businesses.

Statements contained herein that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. JUPITER Global Holdings Corp. intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause JUPITER Global Holdings Corp. actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in JUPITER Global Holdings Corp. applicable public filings on record with the Securities and Exchange Commission which can be viewed at its website at http://www.sec.gov

Please visit our website: www.jupiterglobal.net
For more information please contact:
Jupiter Global Shareholder Services
Phone: 1.800.963.6532
Email Address: jphc@4lfs.com